UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
    _______________________________
Form 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2020
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EURONET WORLDWIDE INC
(Exact name of registrant as specified in its charter)
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Delaware	001-31648	74-2806888
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 300
Leawood,	Kansas	66211
(Address of principal executive offices)		(Zip Code)
(913) 327-4200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EEFT	Nasdaq Global Select Market
1.375% Senior Notes due 2026	EEFT26	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry Into a Material Definitive Agreement.

On September 17, 2020, Euronet Worldwide, Inc. (the "Company") and certain of its subsidiaries entered into an Amendment (the “Amendment”) to the Credit Agreement dated October 17, 2018 (the "Agreement") with a lending syndicate consisting of fifteen banks (the "Lenders") with Bank of America, N.A. serving as Administrative Agent and Wells Fargo Bank, National Association along with U.S. Bank National Association serving as Co-Syndication Agents. Under the Amendment, the Consolidated Total Leverage Ratio, as defined in the Agreement, is modified to reduce the amount of consolidated funded debt by the amount of cash and cash equivalents on the Company's consolidated balance sheet and the Consolidated Interest Coverage Ratio now includes a one-time option to reduce the ratio to 3.5 to 1.0 from 4.0 to 1.0 for a period of up to three consecutive quarters.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Letter Amendment No. 2 dated as of September 17, 2020 to the Credit Agreement dated as of October 17, 2018, as amended by Letter Amendment No. 1 dated as of August 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Scott Claassen
Scott Claassen
General Counsel and Secretary
Date: September 18, 2020